As filed with the Securities and Exchange Commission on June 30, 2015

Registration No. 333-102450

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Internet America, Inc.

(Exact name of registrant as specified in its charter)

Texas	86-0778979
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6210 Rothway Street, Suite 100

Houston, Texas 77040

(713) 968-2500

(Address of Principal Executive Offices)

Internet America, Inc. Second Amended and Restated Employee Stock Purchase Plan

(Full Title of the Plan)

William E. Ladin, Jr.

Chief Executive Officer

Internet America, Inc.

6210 Rothway Street, Suite 100

Houston, Texas 77040

(Name and Address of Agent For Service)

(713) 968-2500

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Jack D. Loftis, Jr.

Loftis Law Firm

One Sugar Creek Center Blvd., 5th Floor

Sugar Land, TX 77478

(281) 504-8070

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☐	Smaller Reporting Company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statement filed with the Securities and Exchange Commission on Form S-8 (the “Registration Statement”):

Registration Statement No. 333-102450, filed with the Securities and Exchange Commission on January 10, 2003, registering 300,000 shares of the Company’s common stock (the “Securities”) under and pursuant to the Internet America, Inc. Second Amended and Restated Employee Stock Purchase Plan.

The Company has terminated all offerings of the Securities pursuant to the Registration Statement. In accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offerings, the Company hereby removes from registration all of the Securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on June 30, 2015.

Internet America, Inc.

By: /s/ William E. Ladin, Jr.
William E. Ladin, Jr., CEO

June 30, 2015

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ William E. Ladin, Jr.	Chairman of the Board and	June 30, 2015
William E. Ladin, Jr.	Chief Executive Officer
(Principal Executive Officer)

/s/ Randall J. Frapart	Chief Financial Officer and	June 30, 2015
Randall J. Frapart	Chief Accounting Officer
(Principal Financial Officer)

/s/ Justin McClure	Director	June 30, 2015
Justin McClure

/s/ Steven G. Mihaylo	Director	June 30, 2015
Steven G. Mihaylo